As Filed with the Securities and Exhcnage Commission on July 2, 1998

                                               Registration No. 333-53111

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549
                            AMENDMENT NO. 1
                              TO FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                               DELAWARE
                       [State of organization]

             6289                                 51-0380494
     (Primary SIC Number)                        (I.R.S. EIN)

                            5916 N. 300 West
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                           5916 N. 300 West
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-4411
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                     William Sumner Scott, Esquire
                        The Scott Law Firm, P.A.
                          5121 Sarazen Drive
                         Hollywood, FL  33021
               (954) 964-1546; Facsimile (954) 964-1548

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  5,000           $1,000               $5,000,000         $1,724
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

[There are no futher amendments to the original S-1 Registration Statement]

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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on this 2nd day of July, 1998.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: s/ Shira Del Pacult                BY: s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 1 has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



s/ Shira Del Pacult
MS.  SHIRA PACULT
PRESIDENT

Date:  July 2, 1998


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)

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